1UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2009

FIRST SAVINGS FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Indiana	001-34155	37-1567871
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

501 East Lewis & Clark Parkway, Clarksville, Indiana	47129
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (812) 283-0724

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2009, First Savings Financial Group, Inc. (the “Company”) and its wholly owned subsidiary, First Savings Bank, F.S.B. (the “Bank”), entered into amended and restated employment agreements with (i) Larry W. Myers, President and Chief Executive Officer of the Company and the Bank, and (ii) John P. Lawson, Jr., Chief Operations Officer of the Company and the Bank, which amend and restate the employment agreements previously entered into with Messrs. Myers and Lawson on October 7, 2008, and previously filed under cover of a Form 8-K on October 10, 2008.  The amended and restated employment agreements contain the following amendments:

(1) Under Section 3.4. of Mr. Myers’ agreement, “voluntary termination with goodreason” was amended to include the following occurrences: (a) a change in theexecutive’s reporting responsibilities so that the executive reports to an officer or employee instead of reporting directly to the Board of Directors or (b) any other action or inaction that constitutes a material breach by the employer under the agreement.

(2) Under Section 3.4 of Mr. Lawson’s agreement, “voluntary termination with goodreason” was amended to include the following occurrences: (a) a material diminution inthe authority, duties or responsibilities of the supervisor to whom the executive is required to report or (b) any other action or inaction that constitutes a material breach by the employer under the agreement.

(3)  Section 7.2 of Messrs. Myers’ and Lawson’s amended and restated employmentagreements amends the definition of “territory” for purposes of the covenant not tocompete for one year after employment termination to encompass Clark, Floyd, Crawford, Harrison, Washington, Perry, Dubois, Orange, Lawrence, Jackson, Scott and Jefferson Counties in Indiana.

On October 7, 2009, the Company and the Bank entered into employment agreements with Anthony A. Schoen, Chief Financial Officer of the Company and the Bank, and Samuel E. Eckart, Executive Vice President of the Company and Area President of the Bank.  Mr. Eckart is the former President and Chief Executive Officer of Community First Bank, Corydon, Indiana, which the Bank acquired effective September 30, 2009.  Effective upon the acquisition of Community First Bank, Mr. Eckart was also appointed to the Board of Directors of the Company and the Bank.  The employment agreements for Messrs. Schoen and Eckart are substantially similar to each other, as well as to the amended and restated employment agreements with Messrs. Myers and Lawson.  The employment agreement with Mr. Schoen replaces the change in control agreement between the Bank and Mr. Schoen, which was entered into on October 7, 2008 and previously filed under cover of a Form 8-K on October 10, 2008.

The employment agreements for Messrs. Schoen and Eckart provide for a three-year term, subject to annual renewal by the board of directors for an additional year beyond the then-current expiration date. The agreements provide for an annual base salary of not less than $80,000 for Mr. Schoen and $175,000 for Mr. Eckart.  The agreements also provide for participation in employee benefit plans and programs maintained for the benefit of employees and senior management personnel, including incentive compensation, health and welfare benefits, retirement benefits and certain fringe benefits as described in the agreements.

Upon termination of Messrs. Schoen’s or Eckart’s (the “executive’s”) employment for “cause,” as defined in the agreements, he will receive his salary through the date on which the termination becomes effective and reimbursement of expenses to which he is entitled when the termination is effective.  If the executive is terminated for reasons other than cause, or if he resigns after the occurrence of specified circumstances that constitute good reason, he will continue to receive his base salary for the remaining unexpired term of the agreement.  If the executive terminates employment without good reason, he will be entitled to receive his base salary and expense reimbursement to which he is entitled through the date on which the termination becomes effective.

In the event of the executive’s death, his employment agreement will automatically terminate and his spouse, or if there is no surviving spouse, his estate, will receive any base salary or expense reimbursement due to him through the end of the month in which his death occurred.  If the executive’s employment is terminated due to disability, during the period of incapacity leading up to termination, he is entitled to his base salary and all perquisites and other benefits (other than bonus) until he becomes eligible for benefits under any disability plan or insurance program maintained by the Company or the Bank, provided that the amount of the payments will be reduced by the amount of any payments made to the executive for the same period under any disability benefit or pension plan.

Under the employment agreements, if, in connection with or following a change in control (as described in the agreement), the Company or the Bank terminate the executive without cause or if he terminates employment voluntarily under certain circumstances specified in the agreements, he will receive a severance payment equal to three times his average annual taxable compensation for the five preceding taxable years.

In addition to the severance payments described above, if the executive’s employment terminates involuntarily without cause or voluntarily but with good reason or because of disability, he and his dependents will receive continued medical insurance coverage until the earlier of (i) the date he becomes eligible for Medicare, (ii) his death, or (iii) the end of the remaining term of the employment agreements.

Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and the employer would not be entitled to deduct such amount.  The executive’s agreement provides for the reduction, at his election, of change in control payments made to him to the extent necessary to ensure that he will not receive “excess parachute payments,” which otherwise would result in the imposition of an excise tax.  If the executive does not elect to reduce the payments, the payments may be subject to the excise tax.

Upon termination of employment (other than termination in connection with a change in control), the executive will be required to adhere to a one-year non-competition provision.

Copies of Messrs. Myers’ and Lawson’s amended and restated employment agreements and Messrs. Schoen’s and Eckart’s employment agreements are attached to this report as Exhibits 10.1 through 10.4 and are incorporated by reference into this Item 5.02.

Item 9.01.            Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

10.1	Amended and Restated Employment Agreement by and between First Savings Financial Group, Inc., First Savings Bank, F.S.B. and Larry W. Myers, dated October 7, 2009
10.2	Amended and Restated Employment Agreement by and between First Savings Financial Group, Inc., First Savings Bank, F.S.B. and John P. Lawson, Jr., dated October 7, 2009
10.3	Employment Agreement by and between First Savings Financial Group, Inc., First Savings Bank, F.S.B. and Anthony A. Schoen, dated October 7, 2009
10.4	Employment Agreement by and between First Savings Financial Group, Inc., First Savings Bank, F.S.B. and Samuel E. Eckart, dated October 7, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SAVINGS FINANCIAL GROUP, INC.

Dated: October 8, 2009	By:	/s/ Anthony A. Schoen
Anthony A. Schoen
Chief Financial Officer